                                                                     EXHIBIT 4.1


NUMBER                                                SHARES

CB-


CUMBERLAND BANCORP, INC.
CARTHAGE, TENNESSEE
                                                                  --------------
                                                                  CUSIP
                                                                  --------------

THIS CERTIFIES THAT


                                    SPECIMEN


is the owner of


                   SHARES OF THE COMMON STOCK    PAR VALUE OF

--------------------------- CUMBERLAND BANCORP, INC.-----------------------

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers.


Dated:



                                    SEAL
SECRETARY                                                      PRESIDENT


       Countersigned:
          ILLINOIS STOCK TRANSFER COMPANY
              (Chicago, Illinois)

                                                      Transfer Agent



By        Authorized Signature